                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-19351; 333-14833; and 33-81980) and in the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-70744) of Plantronics, Inc. of our report dated April 17, 1998 appearing on page 22 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/s/ PRICE WATERHOUSE LLP
------------------------
Price Waterhouse LLP



San Jose, California
June 22, 1998